UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

VALLEY NATIONAL BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VALLEY NATIONAL BANCORP

70 Speedwell Avenue

Morristown, New Jersey 07960

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2025

This disclosure supplements the proxy statement of Valley National Bancorp (the “Company” or “we”) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and furnished to shareholders on April 4, 2025 (the “Proxy Statement”) in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:00 a.m., Eastern Time, on Tuesday, May 20, 2025. At the Annual Meeting, among other items, shareholders will be asked to approve on an advisory, non-binding basis the compensation of the Company’s named executive officers, as described in Item 2 of the Proxy Statement (the “Say-on-Pay proposal”).

This supplement is being filed with the SEC and being made available to shareholders on May 6, 2025. This supplement should be read in conjunction with the Proxy Statement.

After the Company filed its Proxy Statement, Institutional Shareholder Services, a proxy advisory firm (“ISS”), recommended a vote “against” the Company’s Say-on-Pay proposal. Glass Lewis, another proxy advisory firm, recommended that our shareholders vote “FOR” the Say-on-Pay proposal. Per its 2025 voting recommendations report, ISS has recommended against the Say-on-Pay proposal based on the payment of severance benefits to the Company’s former Senior Executive Vice President, Chief Financial Officer (“CFO”) following his separation from employment which ISS indicates “does not appear to be a qualifying termination.” We are providing the information set forth below to clarify the circumstances surrounding our former CFO’s separation from employment with the Company.

Supplemental Disclosure Concerning Severance Payment to our Former CFO

As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on October 30, 2024, the Company announced its former CFO’s separation from employment with the Company and his cessation of service as our CFO effective November 30, 2024.

The Company has had a longstanding practice under which severance benefits have been provided to executive officers in situations in which their termination was initiated by the Company without cause. Our former CFO’s employment was terminated involuntarily by the Company, and as such, the severance provided to him was in accordance with this practice. Our former CFO’s severance was paid pursuant to his Separation Agreement and General Release as described in the Proxy Statement.

Additional Information

The Company’s Say-on-Pay proposal is subject to approval by shareholders at the Annual Meeting. If you have already voted by internet, telephone or mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by shareholders (via internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked.

Important information regarding how to vote your shares and how to change your vote is available in the Proxy Statement under the headings “Other Information—How to Vote” and “Other Information—Revoking Your Proxy” on pages 80 – 81 of the Proxy Statement. The Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 are available electronically at www.proxydocs.com/VLY.

Other than the supplemental disclosure included above, this supplement does not revise or update any other information in the Proxy Statement. From and after the date of this supplement, any reference to the Proxy Statement is intended to refer to the Proxy Statement as supplemented hereby.

For the reasons set forth above and as outlined in our Proxy Statement, we again encourage our shareholders to vote “FOR” our Say-on-Pay proposal to approve the compensation of our named executive officers.